Exhibit (e)

CERTIFICATION UNDER RULE 466

As requested by the Staff of the U.S. Securities and Exchange Commission, the depositary, Citibank, N.A., represents and certifies the following:

(1)
that it previously had filed a registration statement on Form F-6 (Reg. No. 333-118892), which the Commission declared effective, with terms of deposit identical to the terms of deposit of the registration statement; and

(2)	that its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

CITIBANK, N.A., as Depositary

By:	/s/ Richard Etienne
	Name:	Richard Etienne
	Title:	Vice President